Exhibit 10.2

REINSTATEMENT AND FIRST AMENDMENT TO PURCHASE AND SALE AGREEMENT AND ESCROW INSTRUCTIONS

This REINSTATEMENT AND FIRST AMENDMENT TO PURCHASE AND SALE AGREEMENT AND ESCROW INSTRUCTIONS (this “Reinstatement and First Amendment”) is dated as of November 11, 2014 by and between MILLIKEN PORTLAND PARTNERS, LLC, a Massachusetts limited liability company (“Seller”), and PLYMOUTH INDUSTRIAL REIT, INC., a Maryland corporation (together with its successors and permitted assigns, collectively, “Buyer”).

WHEREAS, Buyer and Seller entered into that certain Purchase and Sale Agreement and Joint Escrow Instructions dated as of July 16, 2014 (the “Agreement”), relating to certain real property located in the City of Portland, Cumberland County, Maine;

WHEREAS, on September 2, 2014, Buyer did not deliver the Approval Notice pursuant to Section 4 of the Agreement and the Agreement automatically terminated according to its terms; and

WHEREAS, Buyer and Seller desire to (i) reinstate the Agreement on the terms and conditions set forth therein, as amended by this Reinstatement and First Amendment and (ii) amend the Agreement as more particularly set forth in this Reinstatement and First Amendment.

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Buyer and Seller hereby agree as follows:

1. Recitals. The recitals set forth above are true and correct and are incorporated herein by this reference.

2. Capitalized terms. Capitalized terms used without definition in this Reinstatement and First Amendment shall have the meaning set forth in the Agreement.

3. Reinstatement of the Agreement. Buyer and Seller agree that the Agreement is hereby reinstated on the terms and conditions set forth therein, as amended by this Reinstatement and First Amendment.

4. Extension Closing Date. The definition of “Closing Date” in Section 1 of the Agreement is hereby deleted in its entirety and the following inserted in its stead:

“Closing Date: November 20, 2014"

5. Deposit. The first sentence of Section 2 of the Agreement is hereby deleted in its entirety and the following inserted in its stead:

“Within one (1) Business Day of the date of the Reinstatement and First Amendment, Buyer shall deposit with Escrow Holder, at Escrow Holder’s office, by check or by wire transfer, the Deposit as a deposit on account of the Purchase Price.”

6. Contingency Period. Subject to Section 7 and 8 of this Reinstatement and First Amendment, Buyer hereby waives all Contingencies under Section 4 of the Agreement. Notwithstanding the foregoing, Buyer shall continue to have the right to perform due diligence on the Property, including, without limitation entry of Buyer and its agents onto the Property in order to inspect the Property in furtherance of obtaining a property condition report.

7.	Tenant Estoppel Certificates.

On or before one (1) day prior to Closing, Buyer shall have received estoppel certificates substantially in the form attached to the Agreement as Exhibit C (the “Tenant Estoppel”), executed by each tenant under each of the Leases with respect to the status of such Lease, rent payments, tenant improvements, lease defaults and other matters relating to such Lease, and disclosing no defaults, disputes or other matters objectionable to Buyer in its sole and absolute discretion. Each such estoppel certificate shall, among other things, expressly identify (a) the “Purchaser” as “Plymouth Industrial REIT, Inc.” and (b) the “Lender” as "U.S. Bank, National Association, in its capacity as Collateral Agent for the benefit of the Lenders pursuant to a Collateral Agency Agreement, together with its successors and/or assigns in such capacity as their interests may appear".

If Seller is unable to obtain and deliver sufficient tenant estoppel certificates as required under this Section 7 of this Reinstatement and First Amendment or if the estoppel certificates received contain material information or omissions unacceptable to Buyer then Seller will not be in default by reason thereof, and Buyer may, by written notice given to Seller on or before the Closing, either (a) elect to terminate this Agreement and receive a refund of the Deposit or (b) waive the tenant estoppel requirements. If Buyer so elects to terminate this Agreement and receives a refund of the Deposit, neither party shall have any further rights or obligations hereunder except for the provisions of the Agreement that expressly survive termination. If no such termination notice is delivered by Buyer on or before Closing, then Buyer shall be deemed to have waived the tenant estoppel requirements.

8. SNDAs. Seller shall deliver to each Tenant a Subordination, Non-Disturbance and Attornment Agreement ("SNDA") in the form requested by Buyer and shall use commercially reasonable efforts to cause each Tenant to execute such SNDA and to deliver an originally-executed SNDA in recordable form to Buyer. Seller shall promptly deliver any executed SNDA to Buyer and any comments to any SNDA to Buyer; however, Seller shall not be responsible for negotiating or revising any SNDA or otherwise incurring any costs in connection with such SNDAs. The failure of Seller to obtain any such SNDA shall not be a breach or default hereunder. If Seller is unable to deliver SNDAs from tenants occupying not less than 100% of the square feet in the Improvements leased to tenants, then Buyer's sole remedies and recourses shall be limited to either (a) waiving the requirement for the SNDA(s) in question and proceeding to Closing without reduction of the Purchase Price or (b) terminating the Agreement by notification to Seller on or prior to the Closing Date and receiving a return of the Deposit. In the event that Buyer elects to terminate the Agreement pursuant to the immediately preceding sentence, the Deposit shall immediately be returned to Buyer and neither party shall have any further rights or obligations under the Agreement except for the provisions of the Agreement that expressly survive termination.

9. Ratification; Conflicts. The Agreement, as reinstated and amended by this Reinstatement and First Amendment, constitutes and contains the sole and entire agreement of the parties hereto with respect to the subject matter hereof and no prior or contemporaneous oral or written representations or agreements between the parties and relating to the subject matter hereof shall have any legal effect. Except as reinstated and expressly modified in this Reinstatement and First Amendment, the Agreement remains unamended and in full force and effect. In the event of a conflict between any provision of this Reinstatement and First Amendment and any provision of the Agreement, the conflicting provision in this Reinstatement and First Amendment shall govern and control.

10. Successors. This Reinstatement and First Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors, successors-in-title, representatives and assigns.

11. Counterparts; Electronic Signatures. This Reinstatement and First Amendment may be executed in multiple counterparts, each of which shall constitute an original and all of which taken together shall constitute one and the same Reinstatement and First Amendment. This Reinstatement and First Amendment may be executed by electronic means, such as by facsimile or email of .pdf signature pages, which shall have the same force and effect as the delivery of an original signature page.

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IN WITNESS WHEREOF, the parties hereto have caused this Reinstatement and First Amendment to be duly executed as of the day and year first above written.

SELLER:	Milliken Portland Partners, LLC,
a Massachusetts limited liability company.

	By:	JHR DEVELOPMENT, LLC, its Manager

	By:	/s/ J. Hilary Rockett, Jr.
Name: J. Hilary Rockett, Jr.
Title: Manager

BUYER:	PLYMOUTH INDUSTRIAL REIT, INC.,
a Maryland corporation.

	By:	/s/ Pendleton P. White, Jr.
Name: Pendleton P. White, Jr.
Title: President

Signature Page to Reinstatement and First Amendment to Purchase and Sale Agreement and Escrow Instructions – Milliken (Buyer and Seller signature page)

The undersigned Escrow Holder hereby joins in to this Reinstatement and First Amendment to acknowledge its consent to the terms and provisions of this Reinstatement and First Amendment.

COMMONWEALTH LAND TITLE INSURANCE COMPANY, Escrow Holder

By:      /s/ Richard P. Halfmann

Name:  Richard P. Halfmann

Title:   Assistant Vice President

Date:   November 12, 2014

Signature Page to Reinstatement and First Amendment to Purchase and Sale Agreement and Escrow Instructions – Milliken (Buyer and Seller signature page)